UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.

1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

2-38960	Spire Alabama Inc. 605 Richard Arrington Blvd N Birmingham, AL 35203 205-326-8100	Alabama	63-0022000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2025, the Board of Directors (the “Board”) of Spire Inc. (the “Company”) appointed Scott Doyle, currently the Chief Operating Officer of the Company and Chief Executive Officer of Spire Missouri Inc. and Spire Alabama Inc., as President and Chief Executive Officer (“CEO”) of the Company effective April 24, 2025 (the “Transition Effective Date”). Mr. Doyle will replace Steve Lindsey, whose employment as President and CEO of the Company was terminated without “Cause” (as defined under the Company’s Executive Severance Plan) and who resigned as a member of the Board, in each case, effective as of the Transition Effective Date.

On April 24, 2025, the Board also appointed Mr. Doyle as a director to serve until the 2027 Annual Meeting of Shareholders and until his successor is elected and qualified, effective as of the Transition Effective Date. Mr. Doyle, 53, has served as the Company’s Chief Operating Officer since January 2024. Prior to joining the Company, Mr. Doyle served as Executive Vice President of Utility Operations at CenterPoint Energy in Houston, Texas, leading electric and natural gas businesses serving seven million customers across multiple states. Prior to this role, he was CenterPoint's Executive Vice President of Natural Gas from April 2019 to January 2022, and he held numerous executive leadership positions of increasing responsibility at CenterPoint in natural gas operations and regulatory and public affairs.

There are no arrangements or understandings between Mr. Doyle and any other persons pursuant to which he was selected as a director, except the expectation that Mr. Doyle will enter into an employment agreement as described below, and there are no family relationships between Mr. Doyle and any director or executive officer of the Company. Mr. Doyle has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Doyle will not serve on any committees of the Board or receive any directors’ fees.

The Company expects to enter into a separation agreement with Mr. Lindsey and an employment agreement with Mr. Doyle at a later date and will disclose the compensatory terms of such agreements by an amendment to this Form 8-K.

Item 8.01 Other Events

On April 25, 2025, the Company issued a press release announcing the transition of the Company’s CEO. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of April 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	April 25, 2025	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Senior Vice President, Chief Administrative Officer & Corporate Secretary

Spire Missouri Inc.
Date:	April 25, 2025	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Corporate Secretary

Spire Alabama Inc.
Date:	April 25, 2025	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Corporate Secretary